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                                                                   EXHIBIT 23.1

March 9, 1998

The Directors
Zindart Limited
Flat C & D, 25/F.
Tai Ping Industrial Centre - Block 1
57 Ting Kok Road
Tai Po
New Territories
Hong Kong

Dear Sirs,

As independent public accountants, we hereby consent to the use of our reports, and to all reference to our Firm included in or made a part of the Amendment No. 2 to the Registration Statement on Form F-1 (Number 333-8134).


Very truly yours,

/s/ Arthur Andersen & Co.